As filed with the Securities and Exchange Commission on _____________, 2004.

                                                   Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of l933


                             TRAVELSHORTS.COM, INC.
                                      d/b/a
                      SHARPS ELIMINATION TECHNOLOGIES, INC.
             --------------------------------------------------
               (Exact name of issuer as specified in its charter)

            Washington                                      54-0231483
  ------------------------------                          ----------------
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization                        Identification No.)

           4750 Paton St.
     Vancouver, British Columbia
              Canada                                    V6L 2J1
---------------------------------------            ---------------------
(Address of Principal Executive Offices                  (Zip Code)

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                             ----------------------
                              (Full Title of Plan)

                                  Kelly Fielder
                                 4750 Paton St.
                   Vancouver, British Columbia, Canada V6L 2J1
                     -------------------------------------
                     (Name and address of agent for service)

                                 (303) 506-1633
                     -------------------------------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                       Proposed      Proposed
Title of                               Maximum       Maximum
Securities                 Amount      Offering      Aggregate       Amount of
   to be                    to be      Price Per     Offering      Registration
Registered               Registered    Share (1)      Price             Fee
-------------------------------------------------------------------------------

Common Stock Issuable     2,000,000      $0.03        $60,000
 Pursuant to Incentive
 Stock Option Plan

Common Stock Issuable     2,000,000      $0.03        $60,000
 Pursuant to Non-
 Qualified Stock Option
 Plan

Common Stock Issuable     6,000,000      $0.03       $180,000
 Pursuant to Stock Bonus                             --------
 Plan                                                $300,000         $39.00
                                                     ========


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock. The shares subject to this Registration Statement reflect the shares issuable pursuant to the Stock Bonus Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the closing price of the Registrant's common stock on April 7, 2004.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The  following  documents  filed by the  Company  with the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

     (1)  Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003.

     (2) Quarterly report on Form 10-QSB for the quarter ended December 31, 2003.

      All reports and documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Company's bylaws provide in substance that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company

Item 7 - Exemption from Registration Claimed

      Not applicable

Item 8 - Exhibits

3.1   Certificate of Incorporation as amended                (1)
                                                     ---------------------

3.2   Bylaws                                                 (1)
                                                     --------------------

4.1   Incentive Stock Option Plan
                                                     --------------------

4.2   Non-Qualified Stock Option Plan
                                                     --------------------

4.3   Stock Bonus Plan
                                                     --------------------

5     Opinion of Counsel
                                                     --------------------

23.1  Consent of Attorneys
                                                     --------------------

23.2  Consents of Accountants
                                                     --------------------

24.  Power of Attorney                               Included as part of
                                                     the Signature Page

(1) Incorporated by reference to the same exhibit filed with the Company's Registration Statement on Form 10-SB.

Item 9 - Undertakings

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

     Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

     (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following person in the capacities and on the dates indicated in Vancouver, Province of British Columbia on the 26th of March, 2004.


                                   TRAVELSHORTS.COM, INC., d/b/a
                                   SHARPS ELIMINATION TECHNOLOGIES, INC.


                                   By:  /s/ Kelly Fielder
                                        ---------------------------------------
                                        Kelly Fielder, Chief Executive and
                                        Financial Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                           Date


/s/ Kelly Fielder             Director                    March 26, 2004
------------------------
Kelly Fielder

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                                    EXHIBITS


                             TRAVELSHORTS.COM, INC.
                                      d/b/a
                      SHARPS ELIMINATION TECHNOLOGIES, INC.